CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Cyclodextrin Technologies Development, Inc.


We hereby consent to the incorporation by reference on the Registration Statement on Form S-8 of our report dated February 21, 1997, included in the Form 10KSB of Cyclodextrin Technologies Development, Inc. for the year ended December 31, 1996.


							/s/ Davis, Monk & Company
							Davis, Monk & Company


Gainesville, Florida
May 9, 1997